                     DATED February 8, 1995


                 BLUE CAROL ENTERPRISES LIMITED

                              AND

                         STARTEC, INC.

                              AND

              RAM MUKUNDA, solely for the purposes
                          of Clause 3

                       _________________

                     SUBSCRIPTION AGREEMENT

                       _________________


                            DEACONS
                      in association with

                         GRAHAM & JAMES
                              AND
                         SLY & WEIGALL
                     Solicitors & Notaries
                        Alexandra House
                         3rd-6th Floors
                           Hong Kong

                             INDEX

                                                             Page

Parties                                                         1

Recitals                                                        1

Clauses

1.   Interpretation                                             1

2.   Subscription                                               4

3.   The Company's and Mukunda's obligations                    4

4.   Expenses                                                   6

5.   Warranties and undertakings                                6

6.   General                                                    6

7.   Notices                                                    8

8.   Governing Law and Jurisdiction                             8

Schedule 1                                                     11

Schedule 2                                                     14

THIS SUBSCRIPTION AGREEMENT is made on February 8, 1995.

PARTIES:

(1) BLUE CAROL ENTERPRISES LIMITED, a company incorporated in the British Virgin Islands whose address for service and facsimile number are 930 Ocean Centre, Harbour City,
     Kowloon, Hong Kong and (852) 730-4379 respectively
     ("Subscriber");

(2) STARTEC, INC., a company incorporated in the State of Maryland whose address for service and facsimile number are 10411 Motor City Drive, Suite 301, Bethesda, Maryland 20817
     (U.S.A.) c/o Ram Mukunda, President and 301-365-8969 respectively ("Company"); and

(3) RAM MUKUNDA, solely for the purposes of Clause 3, whose address for service and facsimile number are c/o Startec, Inc., 10411 Motor City Drive, Suite 301, Bethesda, Maryland 20817 (U.S.A.) and 301-365-8969 respectively ("Mukunda").

RECITALS :

(A) The Company has an authorized share capital of $125,000 divided into ten million Shares of voting common stock having a par value of $.01 per share (each a "Voting Share") and twenty-five thousand Shares of non-voting common stock having a par value of $1.00 per share (each a "Non-voting Share" and together with Voting Shares, "Shares"). As at the date hereof the Company has in issue 4,573,700 Shares, and Mukunda is the majority shareholder owning 3,562,500 shares of the Company.

(B) The Subscriber wishes to subscribe for, and Mukunda and the Company wishes to issue to it, 807,124 new Voting Shares ("Subscription Shares") comprising 15% of the enlarged share capital of the Company on the terms and conditions herein.

(C) The Board of Directors of the Company have, by resolution passed on the date hereof, approved the issue of the Subscription Shares on the terms of this Subscription
     Agreement.

AGREEMENT

1. INTERPRETATION

1.1 In this Agreement including the Recitals the following expressions have the following meaning except where the context otherwise requires:

"Adverse Consequences"

     all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses;

"Business Day"
     a day, excluding Saturdays, on which banks in Hong Kong and Annapolis, Maryland are open for business;

"Directors"
     the Board of Directors of the Company;

"Knowledge"
     actual knowledge after reasonable investigation;

"Liability"
     any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, or unliquidated, and whether due or to become due), including any liability for Taxes.

"Net Asset Value"
     the net asset value of Startec as shown in its most recent unaudited quarterly consolidated account for the period immediately preceding any of the events or transactions, that may arise throughout the terms of this Agreement, as contemplated in Section 3 hereof;

"Non-voting Shares"
     the non-voting Shares in the Company winch are more particularly described in Recital (A);

"Shares"
     Voting Shares and Non-voting Shares, and such other Shares in the Company as are authorized, from time to time;

"Shareholders"
     the shareholders in the Company, from time to time;

"Subscription"
     the subscription by the Subscriber of the Subscription
     Shares as provided in this

"Subscription Shares"
     the 807,124 new Voting Shares the subject of the Subscription;

"Subscription Price"
     $750,000, being the purchase price of the Subscription
     Shares;

"$" and "cents"
     United States dollars and cents.

"Tax"
     any federal, state, local, or foreign income (except for such taxes due from Subscriber to any taxing authority), gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not; and

"Voting Shares"
     the voting Shares in the Company which are more particularly described in Recital (A).

1.2 In this Agreement:

(a) reference to Recitals, Clauses, and the Schedules are to the clauses and subclauses of, and the recitals, and the schedules to this Agreement;

(b) references to any statutory provision or any rule or regulation (whether or not having the force of law) shall be construed as references to the same as amended, varied, modified, consolidated or re-enacted from time to time and to any subordinate legislation made under such statutory provision;

(c) words importing the singular include the plural and vice versa, words importing one gender include every gender, and references to persons include bodies corporate and unincorporated; and

(d) headings are for ease of reference only and shall not affect the interpretation of this Agreement.

1.3 The Recitals and the Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall include the Recitals and the Schedules.

2.   SUBSCRIPTION

2.1 The Subscriber agrees to subscribe, and the Company agrees to issue, each of the Subscription Shares at the Subscription Price subject to and in accordance with the terms and conditions set out herein and to rank pari passu with all other Shares then in issue other than in respect of any dividend declared prior to the date of such issue of the Subscription Shares.

2.2 This Agreement constitutes the Subscriber's application for the Subscription Shares subject to the Articles and By-Laws of the Company.

2.3 Completion of the Subscription shall take place at the office of Subscriber's counsel, Graham & James, 2000 M
     Street, N.W., Suite 700, Washington, D.C. 20036 on February
     8, 1995.

2.4 At Completion:

(a) the Company shall deliver to the Subscriber (or as it may direct) evidence of the due allotment and issue to the Subscriber of fully paid, non-assessable Subscription Shares and of the due registration of the Subscriber as holder of the Subscription Shares, and a share certificate, for the Subscription Shares; and

(b) contemporaneously with the allotment, issue and delivery provided for in (a) above the Subscriber shall deliver to the Company, by electronic transfer of funds to the Company's designated account, the Subscription Price of all Subscription Shares.

3. THE COMPANY'S AND MUKUNDA'S OBLIGATIONS

3.1 The Company undertakes and agrees that for so long as the Subscriber holds such number of Shares as shall comprise less than 40% or more than 10% of the then issued share capital of the Company it will not issue any additional Shares unless either of the following conditions is satisfied:

(a) if at any time the Company proposes to issue additional Shares pursuant to an option granted or shares set aside for issuance to employees prior to the Closing Date, the Company must also issue to the Subscriber, at 0.01 (one cent) per share, such additional Shares as will ensure that the Subscriber's percentage interest in the Company's outstanding Shares prior to such issuance shall equal to the Subscriber's percentage interest in the Company's outstanding Shares after such issuance (taking into account all Shares issued to the option holder);

(b) if at any time the Company proposes to issue additional Shares for any other reason, it shall first offer such Shares to the Subscriber by notice in writing of such proposed issuance (the "Notice"). The Notice shall set forth the number of Shares proposed to be offered, and the proposed price per share. The Subscriber shall have the right to purchase some or all of the Shares at the offer price, provided that written notice of such acceptance is provided to the Company specifying the number of Shares to be acquired within 15 days of receipt of the Notice. The Company shall have the right to issue any Shares not purchased by the Subscriber, at the price per share set forth in the Notice (or higher), for six months following the end of the 15 day period. Thereafter, any such unsold Shares shall again be subject to this Section 3.1. Any Shares that the Subscriber agrees to purchase hereunder shall be issued to Subscriber within ten (10) days of Subscriber's acceptance, upon receipt of payment in full in U.S. Dollars.

3.2 Subject to Clause 3.3, and except for transfers by descent and distribution, which transfer shall be permitted only if the transferee agrees in writing to be bound by this Agreement, Mukunda shall not sell, transfer or assign any Shares now or hereafter owned by him unless:

     (a) Mukunda first offers to sell such Shares to the Subscriber, in the manner prescribed in relation to the Company's issue of additional Shares in Section 3.1, except that the Subscriber must agree to purchase all, and not less than all, of the offered Shares; and

     (b) if the number of Shares described in the Notice amounts to greater than 45 percent of the Shares then outstanding, and the Subscriber has declined to purchase the offered Shares, then Mukunda may not sell such Shares to any third party unless such third party also offers to purchase all of the Subscriber's Shares at the same price per Share as it has offered Mukunda for the Shares described in the Notice; the Subscriber shall accept or reject any such offer within 15 days of receipt of the offer by delivering notice in writing to the offeror and to Mukunda for all, and not less than all, of the Subscriber's Shares. If the Subscriber does not send notice accepting the offer within such 15 day period, Mukunda shall be permitted to sell to the offeror all of the Shares described in the Notice;

3.3 Section 3.2 shall not apply if the Subscriber owns 40 percent or more or less than 10 percent of the then-issued Shares of the Company.

3.4 In the event that the Subscriber or Mukunda considers, in good faith, that there is a disagreement between the Subscriber and the Company on which no satisfactory resolution of material points can be found, Mukunda will offer to sell the Subscriber all of his Shares, for a price per Share to be specified by Mukunda; the Subscriber must accept any such offer to purchase Shares within 15 days of the offer being received by it; if the Subscriber declines to take up Mukunda's offer, the Subscriber will be deemed to offer for sale and Mukunda will purchase all of the Shares then held by the Subscriber for the same price per Share as that at which Mukunda originally offered to sell his Shares to the Subscriber.

3.5 Except as is provided in this Clause 3, nothing in this Agreement will oblige the Subscriber to take up any Shares offered to it by the Company or any of the Shareholders, or hinder it from taking up an offer of Shares in part only, depending on the price and terms of such offer. Any decision by the Subscriber to take up the whole or any part of an offer of Shares will not relieve Mukunda of his undertakings under this Clause 3.

3.6 The provisions of this Clause 3 shall expire upon the earlier of (i) a bona fide public offering of the Company's Shares pursuant to an effective registration under the Securities Act of 1933, as amended, or (ii) the sale or other transfer of 50 percent or more of the stock ownership of Subscriber (whether directly or through a change of control of Subscriber).

3.7 Mukunda will exercise his voting rights as a shareholder and, subject to Maryland law, as a director and such influence as he has over the Directors to procure the Company's performance of its obligations under this Agreement.

3.8 Mukunda will be jointly and severally liable with the Company for any loss Blue Carol may sustain as a result of the Company's failure to perform its obligations under this Section 3 of this Agreement.

4. EXPENSES

4.1 Save as expressly provided in this Agreement, all costs, charges and expenses of or incidental to this Agreement shall be paid by the party incurring those expenses.

5. WARRANTIES AND UNDERTAKINGS

5.1 The Company represents, warrants and undertakes to the Subscriber, subject to the provisions of this Clause 5, in the terms of Schedule 1 and the Subscriber represents, warrants and undertakes to the Company, subject to the provisions of this Clause 5, in the terms of Schedule 2.

6. GENERAL

6.1 This Agreement contains the entire agreement between the Parties relating to the Subscription and supersedes any previous agreements between the Parties in relation to the issue and allotment of the Subscription Shares.

6.2 Any variation to this Agreement shall be binding only if recorded in a document signed by the Parties.

6.3 Time shall be of the essence of this Agreement both as regard the time and periods specifically referred to and any time or period which may (by agreement in writing) be substituted therefor, but, except as provided herein, no failure by any Party to exercise, and no delay on its part in exercising, any right hereunder will operate as a waiver thereof, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise of it or the exercise of any right or prejudice or affect any right against any person under the same liability whether joint, several or otherwise.

6.4 The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law and shall not be affected by completion of the Subscription.

6.5 None of the Parties may assign or transfer any of their rights or obligations under this Agreement save that the Subscriber may assign the warranties given in Clause 5.1.

6.6 If this Agreement is rescinded or terminated in accordance with its terms, all rights and obligations of the Parties shall cease to have effect immediately upon such rescission or termination except that rescission or termination shall not affect the then accrued rights, obligations and liabilities of the Parties and the continued application of Clause 6.

6.7 All of the representations and warranties of the Parties contained in this Agreement shall survive completion of Subscription and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

6.8 This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and/or assigns.

6.9 Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

6.10 In the event the Company or Mukunda breaches (or in the event any third party alleges facts that, if true, would mean the Company and/or Mukunda have breached) any of their representations, warranties, and covenants contained herein, then the Company agrees to indemnify the Subscriber, from and against the entirety of any Adverse Consequences the Subscriber may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); provided that, the Subscriber provides reasonable notice of such breach to the Company, and further provides the Company 30 days in which to cure such breach. Subscriber may not settle any matter arising from a third party claim without the consent of the Company, which cannot be unreasonably withheld or delayed.

7. NOTICES

7.1 All notices delivered hereunder shall be in writing in English and shall be communicated to the address and/or the facsimile number of the Party specified at the beginning of this Agreement, or to such other address and/or facsimile number as the relevant Party shall have notified to the other Parties in accordance with the terms hereof.

7.2 Any such notice shall be served either personally or by sending it by overnight mail, courier or facsimile. In the case of notice served personally during normal business hours, it shall be deemed to have been given when delivered, if sent by overnight mail or courier, 7 days after posting or, if sent by facsimile, upon receipt in full.

8. GOVERNING LAW AND JURISDICTION

8.1 This Agreement shall be governed and construed in accordance with the laws of the State of Maryland.

8.2 Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be settled in accordance with the Rules of Arbitration of the International Chamber of Commerce as at present in force. The arbitration shall be held at London in England and heard by a single arbitrator appointed in accordance with the said Rules.

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed.


SIGNED by

for and on behalf of               )
BLUE CAROL ENTERPRISES LIMITED     )
in the presence of:                )
                                   )
                                   )

Witness' signature:

Witness' name:

Witness' occupation:

Witness' address:

SIGNED by           Ram Mukunda, President

for and on behalf of               )
STARTEC, INC                       )
in the presence of:                )
                                   )

Witness' signature:      Ram Mukunda

Witness' name: Subhash Pai

Witness' occupation:  Timana

Witness' address:   11411 Motor City Dr.
                    Bethesda, MD  20817

SIGNED BY           RAM MAKUNDA
RAM MAKUNDA solely for the purposes of
Clause 3
the present of:


Witness' signature:

Witness' name  Subhash Pai

Witness' occupation:  Timana

Witness' address:   10411 Motor City Dr.
                    Bethesda, MD  20817

                            SCHEDULE 1

                    Warranties by the Company

References in this Schedule to:

the "Accounts" are to the audited consolidated accounts for the Group for the period ended December 31, 1993 (including without limitation, the balance sheets, profit and loss accounts and notes contained therein);

the "Interim Accounts" are to the consolidated unaudited accounts of the Group for the six months ended December 31, 1994; and

"the Group" are to the Company and its subsidiaries.]

1.   Recitals (A) and (C) are true and correct.

2. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

3. The Company has the full right, power, and authority to enter into and perform its obligations under this Agreement and to allot and issue the Subscription Shares without any further sanction or consent of its Shareholders and all necessary authorizations, approvals, consents and licenses relating to the same have been unconditionally obtained and are in full force and effect, and this Agreement is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as may be limited by the affect of bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally from time to time in effect.

4. The allotment and issue of the Subscription Shares pursuant to, and compliance by the Company with, this Agreement will not result in the breach of and will comply with all relevant provisions of all applicable laws, rules and regulations, and all agreements and obligations to which any member of the Group is a party or by which any of them or any of their respective property is bound.

5. The Company has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Subscriber could become liable or obligated.

6. The Subscription Shares shall be allotted and issued free from all liens, charges, encumbrances, and all third party rights, interests or claims of any nature whatsoever and together with all rights now and hereafter attaching thereto, including the right to any dividend or distribution declared, made or paid on or after the date of this Agreement (but excluding, for the avoidance of doubt, any dividend declared prior to the date hereof).

7. Once allotted, the Subscription Shares shall comprise 15% of the entire issued share capital of the Company.

8. Except for this Agreement and the options specified on Exhibit A to this Schedule 1, there are no agreements or arrangements in force which provide for the present or future issue, allotment or transfer of, or grant to any person the right (whether conditional or otherwise) to call for the issue, allotment or transfer of any share or loan capital of the Company, or any subsidiary of the Company (including any option or right of preemption or conversion).

9.   The Accounts and Interim Accounts:

     (a) have been prepared in accordance with all applicable laws and regulations and on bases consistent with previous audited accounts and interim accounts of the Group in respect of the immediately preceding financial year and in accordance with generally accepted accountancy principles, standards and practices in the United States as at the date of such accounts;

     (b) give a true and fair view of the state of affairs of the Group as at, and its results for the financial period ended, on December 31, 1993 and December 31, 1994 respectively and correctly set out the issued share capital, assets, liabilities and reserves of the Group as at such dates; and

     (c) make full provision for all material actual liabilities and contain proper provision for or notes of all material contingent and prospective liabilities, including in each case liabilities for any form of taxation and capital commitments.

10. There has been no material adverse change in the financial position or prospects of the Group since January 31, 1994 and each member of the Group has since such date carried on business in the ordinary and usual course and has not entered into any contracts or commitments of an unusual or onerous nature.

11. No member of the Group is or has within the previous 12 months been, nor is or has been any person for whom it may be vicariously liable, engaged in any litigation, arbitration or similar proceedings (whether of a criminal or civil nature) which may have a significant effect on the financial position of the Group, and there are no such proceedings pending or to the knowledge of the Company threatened and no matters or circumstances which are likely to give rise to such proceedings which may have a significant effect on the financial position of the Group.

12. No event or circumstance has occurred which constitutes or could constitute a material infringement or default, or could result in the acceleration of any material obligation, under any agreement, undertaking, instrument or arrangement to which any member of the Group is a party or by which any such person or any of its properties, revenues and assets are bound, and no member of the Group has received notice to repay under any agreement relating to any material borrowing or indebtedness in the nature of borrowing on the part of any member of the Group which is repayable on demand, or to perform any guarantee or indemnity given by any of them in relation to the material indebtedness or obligations of any person, and to the knowledge of the Company there are no circumstances which might lead to any of the aforesaid events, or circumstances arising or occurring.

13. No member of the Group has taken any action, nor to the knowledge of the Company have any other steps been taken, or any legal proceedings been started or threatened, against any member of the Group by any person, for its winding up or dissolution, or for it to enter into any arrangement or composition for the benefit of creditors, or for the appointment of a receiver, trustee, administrator or similar officer of any of them, or any of their respective properties, revenues or assets, and each member of the Group can pay its debts as and when they fall due for payment.

14. The Company and its subsidiaries have duly complied with their obligations to account to all relevant taxation authorities for all amounts for which they are or may become accountable in respect of any form of taxation (including overseas taxation, stamp duty, levies, import duties, charges, fees, deductions and withholdings whatsoever charged or imposed by any statutory or governmental authority), or reserves have been set aside therefor.


                                   Initials
                                  RM

                            SCHEDULE 2

                   Warranties by the Subscriber

 1. The Subscriber is a corporation, duly organized, validly existing, and in good standing under the laws of the British
     Virgin Islands and has no present intention of domesticating in any other jurisdiction.

2. The Subscriber has the full right, power and authority to enter into and perform its obligations under this Agreement without any sanction or consent of its members and all necessary authorizations, approvals, consent and licenses relating to the same have been unconditionally obtained and are in full force and effect, and this Agreement is a legal, valid and binding agreement of the Subscriber, enforceable in accordance with its terms.

3. The applications for, allotment and issue of the Subscription Shares pursuant to, and compliance by the Subscriber with, this Agreement will not result in the breach of and will comply with the laws of the British Virgin Islands and all other applicable laws, rules and regulations, and all agreements and obligations to which the Subscriber is a party or by which it or its property is bound.

4. Subscriber confirms that it understands, among other things, that: (i) the Shares are speculative investments which involve a risk of loss of the entire investment therein;
     (ii) there are substantial restrictions on transferability of the Shares; and (iii) presently there is no public market for the Shares and Startec makes no assurance that such a public market will exist.

6. Subscriber can bear the economic risk of loss of its entire investment in the Shares.

7. Subscriber understands that the Shares have not been registered or qualified under any federal, state or other securities laws and are being offered and sold under exemption(s) from registration provided under provisions of federal securities laws and regulations thereunder; and Subscriber further understands and agrees that the Shares may not be sold or transferred by it without compliance with the registration or qualification provisions of applicable federal and state securities laws or applicable exemptions therefrom.

8. The Shares hereby subscribed for are being acquired by Subscriber solely for its own account and not for the account of another person, for investment purposes only, and are not being purchased with a view to, or in connection with, any resale, distribution, subdivision, or fractionalization, either in whole or in part.

9. Subscriber understands that neither the Securities and Exchange Commission nor any state or other securities commission has passed on, or has made any recommendation or endorsement of, the Shares or the offering thereof.


                                   Initials
                                        __________

                            EXHIBIT A
                   SHARES SET ASIDE BY STARTEC

The company has set aside 270,000 shares as options for issuance to employees, consultants, advisors, etc. The terms, conditions and price of issuance will be determined by the Board of Directors.

The company has issued an option to Mr. Vipin Kundra to convert a loan to the company. The option gives him a right to purchase
75,000 shares at $1.50 per share. The option expires on October
18, 1995.